UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2020
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
The information in Item 2.02 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

As previously announced, beginning with the first quarter of 2020, PayPal Holdings, Inc. (“PayPal,” the “Company,” “we,” “us,” or “our”) will modify the presentation of its non-GAAP results to exclude the impact of all gains and losses on our strategic investments. We will exclude from our non-GAAP results such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. We believe this revised presentation will provide a better understanding of our operating performance and a more meaningful comparison of our results between periods. Prior period amounts will be reclassified to conform to this presentation in the Company’s Form 8-K for the quarterly period ended March 31, 2020. These changes have no impact on any of the Company’s previously reported U.S. GAAP results for any periods presented. Additionally, these changes have no impact on the Company’s previously reported non-GAAP revenue, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flows for any periods presented.

The following tables present the effects of the changes on the presentation of non-GAAP EPS as reflected in the Company's previous reports.

	Year ended December 31, 2019 (unaudited)
	Non-GAAP EPS Prior Presentation	Adjustments (1)	Non-GAAP EPS Revised Presentation
Quarter ended March 31, 2019	$0.78	$(0.12)	$0.66
Quarter ended June 30, 2019	0.86	(0.15)	0.71
Quarter ended September 30, 2019	0.61	0.15	0.76
Quarter ended December 31, 2019	0.86	(0.03)	0.83
Year ended December 31, 2019	3.10	(0.14)	2.96
(1) Certain amounts may not recalculate due to rounding.

	Year ended December 31, 2018 (unaudited)
	Non-GAAP EPS Prior Presentation	Adjustments (1)	Non-GAAP EPS Revised Presentation
Quarter ended March 31, 2018	$0.57	$—	$0.57
Quarter ended June 30, 2018	0.58	(0.02)	0.56
Quarter ended September 30, 2018	0.58	—	0.58
Quarter ended December 31, 2018	0.69	(0.04)	0.65
Year ended December 31, 2018	2.42	(0.05)	2.37
(1) Certain amounts may not recalculate due to rounding.

	Year ended December 31, 2017 (unaudited)
	Non-GAAP EPS Prior Presentation	Adjustments	Non-GAAP EPS Revised Presentation
Quarter ended March 31, 2017	$0.44	$—	$0.44
Quarter ended June 30, 2017	0.46	—	0.46
Quarter ended September 30, 2017	0.46	—	0.46
Quarter ended December 31, 2017	0.55	—	0.55
Year ended December 31, 2017	1.90	—	1.90

Item 7.01 Regulation FD

The Company has recast its non-GAAP EPS presented in unaudited quarterly and annual filings during the years ended December 31, 2017, 2018 and 2019 to reflect the change in non-GAAP presentation, as set forth in Item 2.02 above. Revised quarterly non-GAAP measures, including reconciliations to the most directly comparable GAAP measures, are available on the Company’s investor relations website at https://investor.paypal-corp.com/financial-information/quarterly-results.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: April 9, 2020	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary